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EXHIBIT 12.5

        CERTIFICATIONS

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Gucci Group N.V., a Dutch corporation (the "Company"), does hereby certify that

        The Annual Report on Form 20-F for the year ended January 31, 2003 (the "Form 20-F") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 31, 2003	/s/ DOMENICO DE SOLE Domenico De Sole President and Chief Executive Officer
Dated: July 31, 2003	/s/ ROBERT SINGER Robert S. Singer Executive Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Gucci Group N.V. and will be retained Gucci Group N.V. for five years and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 12.5